EXECUTION VERSION

SECURITIES AND RIGHTS PURCHASE AGREEMENT

AMONG

CAPLEASE INVESTMENT MANAGEMENT, LLC,
as a Seller,

EVA LLC,
as a Seller,

NRF CAP, LLC,
as the Purchaser,

AND

CAPLEASE CREDIT LLC,
as the Responsible Party

Dated as of August 1, 2011

ANNEXES AND EXHIBITS

Annex A	Definitions

Exhibit A	Knowledge Group
Exhibit B	Form of Collateral Manager Assignment and Assumption Agreement
Exhibit C	Form of Advancing Agent Resignation and Appointment Agreement
Exhibit D-1	Form of Transferee Certificate for Preferred Shares
Exhibit D-2	Form of Share Transfer for Ordinary Shares
Exhibit D-3	Form of Stock Power for Co-Issuer Stock
Exhibit E-1	Form of Collateral Manager Power of Attorney
Exhibit E-2	Form of Issuer Power of Attorney

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SECURITIES AND RIGHTS PURCHASE AGREEMENT

THIS SECURITIES AND RIGHTS PURCHASE AGREEMENT, dated as of August 1, 2011 (this “Agreement”), is entered into among CapLease Investment Management, LLC, a Delaware limited liability company (“CapLease, LLC”), EVA LLC, a Delaware limited liability company (“EVA” and together with CapLease, the “Sellers”), NRF Cap, LLC, a Delaware limited liability company (the “Purchaser”) and CapLease Credit LLC, a Delaware limited liability company (the “Responsible Party”).

WITNESSETH:

WHEREAS, CapLease CDO 2005-1, Ltd. (the “Issuer”), CapLease CDO 2005-1 Corp. (the “Co-Issuer”), CapLease, LLC, as advancing agent (“Advancing Agent”), and U.S. Bank National Association (successor to Bank of America, National Association (successor by merger to LaSalle Bank National Association)), in its capacity as trustee, paying agent, calculation agent, transfer agent, custodial securities intermediary and notes registrar (“U.S. Bank” or the “Trustee,” in such capacity) are parties to that certain Indenture, dated as of March 10, 2005 (as amended, modified or supplemented from time to time, the “Indenture”), pursuant to which the Issuer and the Co-Issuer co-issued the Notes (as defined herein);

WHEREAS, the Issuer issued 15,000 preferred shares, with a par value of U.S. $0.001 per share (the “Preferred Shares”) and 250 ordinary shares, with a par value of U.S. $1.00 per share (the “Ordinary Shares” and together with the Preferred Shares, the “Issuer Share Capital”)), pursuant to the memorandum and articles of association and certificate of incorporation of the Issuer (the “Issuer’s Charter”) and certain resolutions of the Issuer’s board of directors (the “Resolutions”), and the Preferred Shares are subject to the terms and conditions of the Paying and Transfer Agency Agreement, dated as of March 10, 2005, by and among the Issuer and U.S. Bank, as the preferred share paying and transfer agent and share registrar (as amended, modified or supplemented from time to time, the “Paying and Transfer Agency Agreement”);

WHEREAS, the Issuer and CapLease, LLC are parties to that certain Collateral Management Agreement, dated as of March 10, 2005 (as amended, modified or supplemented from time to time, the “Collateral Management Agreement”), pursuant to which CapLease, LLC was appointed Collateral Manager (as defined herein) with respect to the collateralized debt obligation transaction contemplated under the Indenture;

WHEREAS, the Issuer, Wachovia Bank, National Association, as servicer, and the Trustee are parties to that certain Servicing Agreement, dated as of March 10, 2005 (the “Servicing Agreement”), pursuant to which Wachovia Bank, National Association was appointed as the servicer with respect to the collateralized debt obligation transaction contemplated under the Indenture;

WHEREAS, CapLease, LLC is the Auction Agent under the Indenture and the Collateral Management Agreement;

WHEREAS, CapLease, LLC is the Advancing Agent under the Indenture;

WHEREAS, EVA is the beneficial owner of the following Notes issued in the form of Global Secured Notes under the Indenture:

(a)           100% of the outstanding Class C Notes (as defined herein);

(b)           100% of the outstanding Class D Notes (as defined herein);

(c)           100% of the outstanding Class E Notes (as defined herein) (together with the Class C Notes and Class D Notes, the “Purchased Notes”;

WHEREAS, EVA is the beneficial and record owner of 15,000 shares of Preferred Shares and 250 shares of Ordinary Shares;

WHEREAS, EVA is the beneficial owner of 100% of the stock of the Co-Issuer (the “Co-Issuer Stock” and together with the Purchased Notes and Issuer Share Capital, the “Purchased Securities”);

WHEREAS, CapLease, LLC desires to assign to the Purchaser or its designee, and the Purchaser or its designee desires to accept such assignment of, CapLease’s rights and obligations as Collateral Manager under the Collateral Management Agreement and as Auction Agent under the Indenture and the Collateral Management Agreement, in each case, in accordance with the terms and subject to the conditions set forth in the Collateral Manager Assignment and Assumption Agreement;

WHEREAS, CapLease, LLC desires to assign to the Purchaser or its designee, and the Purchaser or its designee desires to accept such assignment of, CapLease’s rights and obligations as Advancing Agent under the Indenture, in accordance with the terms and subject to the conditions set forth in the Advancing Agent Resignation and Appointment Agreement;

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Purchased Securities and Assumption Agreement Rights (as defined herein), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, upon its execution of this Agreement, the Purchaser has deposited (or caused to be deposited) the Deposit (as defined herein) with Chicago Title Insurance Company (the “Escrow Agent”), which Deposit shall be subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.           Definitions.

For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the definitions attached hereto as Annex A which is incorporated by reference herein.  All other capitalized terms used herein shall have the meanings specified herein.

2.           Purchase and Sale of the Purchased Securities and Assumption Agreement Rights; Fees.

(a)           In reliance upon the respective representations and warranties of the parties set forth herein, and subject to the terms and conditions of this Agreement, the Sellers agree to sell, convey and assign to the Purchaser (or if applicable, its designee), and the Purchaser agrees to purchase, or cause the purchase, from the Sellers, the Purchased Securities and Assumption Agreement Rights for an aggregate purchase price (the “Purchase Price”) equal to the sum of (i) TWENTY-THREE MILLION TWO HUNDRED THOUSAND DOLLARS ($23,200,000) and (ii) any Accrued Interest; provided, that, if the Closing of the transactions contemplated hereby occurs in accordance with the terms and subject to the conditions of this Agreement, then, at the Closing, (x) the Deposit that the Purchaser deposited (or caused to be deposited) with the Escrow Agent pursuant to Section 6(a) hereof plus (y) any fees, reimbursement for expenses or other payments, proceeds or cash of any kind received by the Sellers or any affiliate thereof as described in Section 2(c) hereof, shall be applied by the Sellers on a Dollar-for-Dollar basis toward the payment of the Purchase Price by the Purchaser.

(b)           Delivery of share certificates (if any) relating to the Issuer Share Capital and the documents relating to the transfer of the Issuer Share Capital, the delivery of the Co-Issuer Stock and the transfer of beneficial ownership in the Purchased Notes, and payment of (and application of the Deposit in respect of) the Purchase Price for the Purchased Securities and Assumption Agreement Rights, shall be made at 10:00 A.M. New York time, on the Closing Date at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York.  All payments to be made on the Closing Date under this Section 2(b) shall be made by wire transfer of immediately available funds to an account designated by the Sellers to Purchaser.

(c)           From and after the Closing Date, the Sellers shall not be entitled to any fees, reimbursement for expenses or other payments, proceeds or cash of any kind in connection with the CDO Documents, in each case, that are paid after July 29, 2011 and that are due and payable to, or exercisable by, (i) the Collateral Manager or Auction Agent pursuant to the Collateral Management Agreement or the Indenture and (ii) the Advancing Agent pursuant to the Indenture, and the parties shall provide direction to U.S. Bank (the “Trustee Direction Letter”), in form and substance reasonably acceptable to the parties, to cause such fees and reimbursements to be paid directly to an account as directed by the Purchaser.  The parties hereto agree that none of the Sellers nor any affiliate thereof shall be entitled to modify the directions to the Trustee regarding such payments of fees and reimbursements or revoke any such directions.  If the Sellers or any affiliate thereof shall receive any fees, reimbursements or other payments, proceeds or cash of any kind due and payable to the Purchaser in accordance with this Agreement, the Collateral Management Agreement or the Indenture, (x) prior to the Closing Date, then such amounts shall belong to the Purchaser and shall be retained by such Person and credited against the Purchase Price at Closing, and (y) from and after the Closing Date, then such Person shall promptly pay, or caused to be paid, such amounts or portion thereof that is payable hereunder to the Purchaser or its designee.  Any payments with respect to the Purchased Securities received by either Seller after the Closing Date shall be promptly forwarded to the Purchaser or its designee.

(d)           Except as otherwise specifically provided in this Agreement, all proceedings to be taken, and all documents to be executed and delivered by the parties, at the Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no proceedings shall be deemed taken and no documents shall be deemed executed or delivered until all have been taken, executed and delivered.

3.           Conditions Precedent to Closing; Closing Deliverables.

(a)           The obligations of the Sellers under this Agreement are subject to the fulfillment (or waiver by the Sellers, which waiver, if any, shall be exercisable in the sole and absolute discretion of the Sellers), at or prior to the Closing, of each of the following conditions:

(i)           the representations and warranties of the Purchaser contained herein shall be accurate and correct in all material respects as of the Closing Date, and the covenants and agreements of the Purchaser contained herein to be complied with by the Purchaser at or prior to Closing shall have been complied with in all material respects;

(ii)            (1) the Issuer shall have received written confirmation from each Rating Agency that the assignment to, and assumption by, the Purchaser or its designee of the Collateral Manager Rights shall not cause the reduction or withdrawal of any of such Rating Agency's current ratings on the Securities, and (2) the written consent of the Issuer shall have been received with respect to such assignment and assumption;

(iii)           (1) the Rating Agency Condition with respect to the appointment of the Purchaser or its designee as the successor Advancing Agent pursuant to the Advancing Agent Resignation and Appointment Agreement and the Indenture has been satisfied, (2) the written consent of the Majority of the Preferred Shares shall have been received with respect to such appointment, and (3) the Issuer and Co-Issuer shall have appointed the Purchaser or its designee as the successor Advancing Agent by written instrument, in duplicate, executed by an Authorized Officer of each of the Issuer and the Co-Issuer and delivered to the required parties under Section 18.5 of the Indenture;

(iv)           the Rating Agency Condition with respect to the transfer of the Ordinary Shares to the Purchaser or its designee has been satisfied;

(v)           there shall not be in effect any order from a Governmental Authority enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(vi)           the Purchaser or its designee shall have delivered any investor representation or similar letter as may be required pursuant to the CDO Documents;

(vii)          the Purchaser shall have delivered, or caused to be delivered, to the Sellers each of the following deliverables, and such additional instruments, documents, certificates, amendments, opinions, consents and acknowledgments as are provided for by this Agreement, or that are required to consummate the transactions contemplated herein:

(1)           the Collateral Manager Assignment and Assumption Agreement, in the form attached hereto as Exhibit B (the “Collateral Manager Assignment and Assumption Agreement”), executed by the Purchaser or its designee;

(2)           a counterpart of the Collateral Management Agreement, executed by the Purchaser or its designee, naming the successor Collateral Manager;

(3)           the Advancing Agent Resignation and Appointment Agreement, in the form attached hereto as Exhibit C (the “Advancing Agent Resignation and Appointment Agreement”), executed by the Purchaser or its designee;

(4)           the Trustee Direction Letter, executed by the Purchaser or its designee; and

(5)           the transferee certificate required to be delivered by a transferee of the Preferred Shares pursuant to the Paying and Transfer Agency Agreement in the form attached hereto as Exhibit D-1, executed by the Purchaser or one of its designees;

(viii)        the Purchaser shall have obtained all consents and approvals from any Governmental Authority that are required to be obtained by the Purchaser in connection with the transactions contemplated by this Agreement and the Assumption Agreements, except where the failure to obtain any such consents or approvals would not be reasonably likely to result in a material adverse effect on the ability of the Purchaser (or if applicable, its designee) to consummate the transactions contemplated by this Agreement and the Assumption Agreements; and

(ix)           the Transferred Loans shall have been sold by the Issuer to CapLease, Inc. or its designee on terms acceptable to the Sellers in their sole discretion at a purchase price equal to not less than the then outstanding principal balance of the Transferred Loans and accrued and unpaid interest on the date of such sale.

(b)           The obligations of the Purchaser under this Agreement are subject to the fulfillment (or waiver by the Purchaser, which waiver, if any, shall be exercisable in the sole and absolute discretion of the Purchaser), at or prior to the Closing, of each of the following conditions:

(i)            the representations and warranties of the Sellers contained herein shall be accurate and correct in all material respects as of the Closing Date, and the covenants and agreements of the Sellers contained herein to be complied with by the Sellers at or prior to Closing shall have been complied with in all material respects;

(ii)           the Issuer shall have received written confirmation from each Rating Agency that the assignment to, and assumption by, the Purchaser or its designee of the Collateral Manager Rights shall not cause the reduction or withdrawal of any of such Rating Agency's current ratings on the Securities, and the written consent of the Issuer shall have been received with respect to such assignment and assumption;

(iii)           (1) the Rating Agency Condition with respect to the appointment of the Purchaser or its designee as the successor Advancing Agent pursuant to the Advancing Agent Resignation and Appointment Agreement and the Indenture has been satisfied, (2) the written consent of the Majority of the Preferred Shares shall have been received with respect to such appointment, and (3) the Issuer and Co-Issuer shall have appointed the Purchaser or its designee as the successor Advancing Agent by written instrument, in duplicate, executed by an Authorized Officer of each of the Issuer and the Co-Issuer and delivered to the required parties under Section 18.5 of the Indenture;

(iv)           the Rating Agency Condition with respect to the transfer of the Ordinary Shares to the Purchaser or its designee has been satisfied;

(v)           there shall not be in effect any order from a Governmental Authority enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(vi)          EVA shall have surrendered the share certificates relating to the Issuer Share Capital to the Issuer (or its transfer agent) along with the share transfer documents described under Section 3(b)(viii)(4) hereof, and shall have caused the Issuer to update its register of members to reflect the Purchaser or its designee as the new holder of the Issuer Share Capital and to issue new share certificates to such holder;

(vii)         EVA shall have surrendered the Co-Issuer Stock to the Co-Issuer (or its transfer agent) along with the stock power described under Section 3(b)(viii)(5) hereof, and shall have caused the Co-Issuer to update its stock registry or ledger to reflect the Purchaser or its designee as the new holder of the Co-Issuer Stock and to issue a new stock certificate (properly endorsed) to such holder;

(viii)        the Sellers shall have delivered, or caused to be delivered, to the Purchaser each of the following deliverables, and such additional instruments, documents, certificates, amendments, opinions, consents and acknowledgments as are provided for by this Agreement, or that are required to consummate the transactions contemplated herein:

(1)           the Collateral Manager Assignment and Assumption Agreement executed by CapLease, LLC and consented to by the Issuer;

(2)           the Advancing Agent Resignation and Appointment Agreement executed by CapLease, LLC;

(3)           the Trustee Direction Letter, executed by CapLease, LLC;

(4)           (a) the documents (if any) required to be delivered by the transferor of the Preferred Shares pursuant to the Paying and Transfer Agency Agreement executed by EVA as transferor, (b) the share transfer required to be delivered by a transferor of the Ordinary Shares pursuant to the Issuer's Charter in the form attached hereto as Exhibit D-2, executed by EVA in favor of Purchaser or one of its designees and (c) resolutions of the board of directors of the Issuer authorizing the transfer of the Ordinary Shares from EVA to the Purchaser or its designee;

(5)           the stock power required to be delivered by a transferor of the Co-Issuer Stock pursuant to the Co-Issuer Charter Documents in the form attached hereto as Exhibit D-3, executed by EVA in favor of the Purchaser or one of its designees;

(6)           a power of attorney from the Collateral Manager irrevocably appointing the Purchaser or its designee as its true and lawful agent and attorney-in-fact (with the power of substitution) in its name, place and stead, in the form of power of attorney attached as Exhibit E-1 hereto;

(7)           a power of attorney from the Issuer irrevocably appointing the Purchaser or its designee as its true and lawful agent and attorney-in-fact (with the power of substitution) in its name, place and stead, in the form of power of attorney attached as Exhibit E-2 hereto; and

(8)           a written notice from CapLease, LLC to the Issuer, the Co-Issuer, the Trustee, the Collateral Manager, each Hedge Counterparty, the Securityholders and each Rating Agency notifying such parties that CapLease, LLC is resigning as Advancing Agent, in form and substance reasonably acceptable to the parties hereto;

(ix)           the Sellers shall have taken all such actions, including procuring resignations, as may be required such that, effective upon the Closing, the board of directors of the Issuer shall be comprised solely of one or more individuals designated by the Purchaser and any independent third-party directors required under the Issuer's Charter; and

(x)            the Sellers shall have obtained all consents and approvals from any Governmental Authority, the Issuer, each Hedge Counterparty or the Trustee that are required to be obtained by the Sellers in connection with the transactions contemplated by this Agreement and the Assumption Agreements, except where the failure to obtain any such consents or approvals would not be reasonably likely to result in a Material Adverse Effect.

(c)           The respective obligations of the Sellers and the Purchaser under this Agreement are subject to the delivery to the Trustee of (or waiver by each of the Sellers and the Purchaser, which waiver, if any, shall be exercisable in the sole and absolute discretion of each such party), at Closing, the opinions of counsel set forth in Section 2(g) of the Collateral Management Agreement, unless this delivery condition shall have otherwise been satisfied.  For the avoidance of doubt, the failure to fulfill the condition in this Section 3(c) shall not result in any liability of any party to this Agreement or give rise to any claim by any party hereto against any other party hereto, unless such failure is due to a breach of this Agreement by a party.

4.           Representations and Warranties of the Sellers and the Responsible Party.

Each of the Sellers and the Responsible Party severally, with respect to itself, represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)           Each such Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware.  The Responsible Party is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware

(b)           The execution and delivery of this Agreement and the Assumption Agreements to which such Seller is a party and such Seller’s performance of, and compliance with, the terms of and the transactions contemplated by this Agreement and the Assumption Agreements will not (i) violate the Organizational Documents of such Seller, or (ii) conflict with or violate any Law or Governmental Order applicable to such Seller, except where such violation or conflict would not have a Material Adverse Effect.  The execution and delivery of this Agreement and the Responsible Party's performance of, and compliance with, the terms of and the transactions contemplated by this Agreement will not (i) violate the Organizational Documents of the Responsible Party, or (ii) conflict with or violate any Law or Governmental Order applicable to the Responsible Party, except where such violation or conflict would not have a material adverse effect on the Responsible Party's ability to consummate the transactions contemplated hereunder.

(c)           Such Seller has the requisite power and authority to enter into and consummate all transactions to be consummated under this Agreement and the Assumption Agreements to which such Seller is a party; the execution, delivery and performance of this Agreement and the Assumption Agreements to which such Seller is a party have been duly authorized by such Seller and this Agreement and the Assumption Agreements to which such Seller is a party have been duly executed and delivered by such Seller.  This Agreement and the Assumption Agreements to which such Seller is a party, upon their execution and delivery by such Seller, will constitute a valid, legal and binding obligation of such Seller, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law).  The Responsible Party has the requisite power and authority to enter into and consummate all transactions to be consummated under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized by the Responsible Party and this Agreement and have been duly executed and delivered by the Responsible Party.  This Agreement, upon its execution and delivery by the Responsible Party, will constitute a valid, legal and binding obligation of the Responsible Party, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law).

(d)           Such Seller is the sole beneficial owner of the Purchased Securities and Assumption Agreement Rights, as the case may be, that such Seller is selling to the Purchaser pursuant to this Agreement free and clear of any Liens (other than Permitted Liens).

(e)           To such Seller’s Knowledge, the information contained in the Notes Valuation Report relating to the Payment Date occurring in July 2011, which has been delivered to the Purchaser, is correct in all material respects.

(f)           There are no actions, claims or proceedings pending against such Seller, the Responsible Party or the Issuer or affecting any of their respective assets (including, without limitation, any of the foregoing which are pending or threatened in writing) which, individually or in the aggregate, are related to the Issuer, the CDO Documents or the collateralized debt obligation transaction contemplated under the Indenture.

(g)           To such Seller's Knowledge, no consents or approvals from any Governmental Authority or third party are required to be obtained in connection with the transactions contemplated by this Agreement and the Assumption Agreements, except as provided in the CDO Documents.

(h)           To such Seller’s Knowledge, no breach of any representation or warranty with respect to any Collateral Security exists that could result in a cure or repurchase of any Collateral Security under the CDO Documents.

(i)           Such Seller has caused to be delivered to the Purchaser copies of all material CDO Documents and all material relevant documents relating to the CDO Documents and the Collateral Securities held by the Issuer that have been requested by the Purchaser, and such documents, data and other written information, when delivered, were accurate, complete and correct in all material respects and, to such Seller's Knowledge, there are no additional material CDO Documents or material relevant documents relating to the CDO Documents and the Collateral Securities that have not been delivered.

(j)           Neither such Seller, nor to such Seller’s Knowledge, any other party to the CDO Documents, is in material violation or breach of, or in material default under, nor does an event or condition exist that with the passage of time or giving of notice (or both) would reasonably be expected to constitute a material breach or default under, or permit the termination of (whether for cause or otherwise), the CDO Documents.

(k)           Each CDO Document is in full force and effect and constitutes a legal, valid, binding agreement, enforceable against such Seller and, to such Seller’s Knowledge, against the other parties thereto, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law).

(l)           Neither Seller nor the Issuer has taken, or permitted to be taken, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, participate in, facilitate, encourage or otherwise seek to procure the early redemption or cancellation of the Securities in any way whether in connection with a refinancing or otherwise.

(m)           The Issuer is the sole and lawful owner of each Collateral Security, has good and marketable title thereto, free and clear of all security interests, liens, pledges, charges, encumbrances or any interests of any other party, whatsoever other than those security interests, liens, pledges, charges, encumbrances and interests of other parties created or permitted pursuant to the CDO Documents.

(n)           Neither Seller has assigned or otherwise transferred any of its rights and obligations under the Collateral Management Agreement or the Indenture, or resigned as the Collateral Manager or Advancing Agent under the Collateral Management Agreement or the Indenture, as applicable.

(o)           Neither Seller nor any of its affiliates has amended, or consented to any amendment of any of the CDO Documents except as otherwise disclosed to the Purchaser.

(p)           As of the date of the Collateral Management Agreement and as of the date hereof, CapLease, LLC was and is exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended.

(q)           Taxes:

(i)           No Tax Returns have been required to be filed by the Issuer through the Closing Date. No Taxes have been required to be paid or remitted by the Issuer on or before the date hereof. No claim has been made by a Governmental Authority in any jurisdiction that the Issuer is or may be subject to taxation by that jurisdiction. There are no liens for Taxes on any assets of the Issuer.

(ii)           For all periods through and including the date hereof, the Issuer was properly treated for U.S. federal income tax purposes, and applicable state and local income and franchise tax purposes, as a “qualified REIT subsidiary,” within the meaning of Section 856(i) of the Code of 1986, as amended (the “Code”).

(iii)           None of the assets of the Issuer are “United States real property interests” within the meaning of Section 897 of the Code and the Treasury Regulations thereunder.

(iv)           To each Seller's Knowledge, the Issuer is not a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code or a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(v)           None of the outstanding Notes of the Issuer has been the subject of a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3(b).

5.           Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to, and agrees with, the Sellers, as of the date hereof and the Closing Date, as follows:

(a)           The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization.

(b)           The execution and delivery of this Agreement and the Assumption Agreements by the Purchaser (and, if applicable, its designee) and its (and, if applicable, its designee’s) performance of, and compliance with, the terms of this Agreement and each Assumption Agreement will not (i) violate the Organizational Documents of the Purchaser (and, if applicable, its designee), or (ii) conflict with or violate any Law or Governmental Order applicable to the Purchaser (and, if applicable, its designee), except where such violation or conflict would not have a material adverse effect on the ability of the Purchaser (or, if applicable, its designee) to consummate the transactions contemplated under this Agreement or the Assumption Agreements.

(c)           The Purchaser (and, if applicable, its designee) has the full power and authority to enter into and consummate all transactions contemplated by this Agreement and each Assumption Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement and each Assumption Agreement.  This Agreement and each Assumption Agreement, upon its execution and delivery by the Purchaser (and, if applicable, its designee) will constitute a valid, legal and binding obligation of the Purchaser (and, if applicable, its designee), enforceable against it (and, if applicable, its designee) in accordance with the terms hereof or thereof, as applicable, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law).

(d)           The Purchaser understands that the Purchased Securities have not been, and are not being, registered under the Securities Act or any securities laws of any state of the United States of America or any other jurisdiction and are being transferred to it in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, and that the Purchased Securities cannot be resold unless they are registered or qualified thereunder or unless an exemption from such registration or qualification is available.

(e)           The Purchaser (or, if applicable, its designee) is either (i) a “qualified institutional buyer” as defined in and pursuant to Rule 144A under the Securities Act and a “qualified purchaser” (for purposes of Section 3(c)(7) of the Investment Company Act) or (ii) a non-U.S. Person in an off-shore transaction in accordance with rule 903 or 904 of Regulation S of the Securities Act.

(f)           The Purchaser (and, if applicable, its designee) is not a Benefit Plan Investor.

(g)           The Purchaser or its designee that is purchasing the Issuer Share Capital and Co-Issuer Stock is a REIT or a qualified REIT subsidiary (within the meaning of Section 856(i)(2) of the Code).

(h)           The Purchaser has reviewed the CDO Documents and all documents and materials provided to the Purchaser by or on behalf of the Sellers in connection with the transactions contemplated under this Agreement and the Assumption Agreements and has had the opportunity to ask questions and receive answers from the Sellers concerning the CDO Documents and such other documents and materials.  The Purchaser acknowledges that except as otherwise expressly set forth herein, (i) none of the Sellers has made any representation or warranty, expressed or implied, as to the Purchased Securities, the Assumption Agreement Rights, the CDO Documents, the Collateral Securities or the accuracy or completeness of any information regarding the Sellers, the Issuer, the Co-Issuer, the Collateral Manager, the Advancing Agent, the Auction Agent or any other party to the CDO Documents furnished or made available to the Purchaser and its representatives, except as expressly set forth in this Agreement and the Assumption Agreements and the CDO Documents, (ii) the Purchaser has not relied on any representation or warranty from Sellers (other than any representation or warranty of the Sellers expressly set forth in this Agreement or in any Assumption Agreement or CDO Document) or any other person in determining to enter into this Agreement and the Assumption Agreements and (iii) none of the Sellers and any other person shall have or be subject to any liability to the Purchaser or any other person resulting from the distribution to the Purchaser, or the Purchaser’s use of any information, documents or material made available to the Purchaser in any “data rooms”, management presentations or in any other form in expectation of the transactions contemplated hereby, unless such liability is a result of the actual fraud of any Seller.  Accordingly, Purchaser hereby agrees that except as expressly set forth in this Agreement or the Assumption Agreements, the Purchased Securities and Assumption Agreement Rights are being transferred hereby and by the Assumption Agreements “AS IS,” “WHERE IS” AND, SUBJECT ONLY TO THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS AGREEMENT AND THE ASSUMPTION AGREEMENTS AND THE CDO DOCUMENTS, WITH ALL FAULTS AND WITHOUT ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, ORAL OR WRITTEN.

6.           The Deposit; Other Agreements of the Sellers, the Purchaser and the Responsible Party.

(a)           On the date hereof, upon its execution of this Agreement, the Purchaser shall deposit (or cause to be deposited) with the Escrow Agent an amount equal to ONE MILLION DOLLARS ($1,000,000) (such amount, the “Deposit”) pursuant to an escrow agreement among the Sellers, the Purchaser and the Escrow Agent.  The Deposit will not earn interest.  In the event that the Closing of the transactions contemplated hereby occurs in accordance with the terms and subject to the conditions of this Agreement, then, at the Closing, the Deposit shall be applied toward the payment of the Purchase Price in accordance with the terms of Section 2 hereof.  In the event that this Agreement is terminated in accordance with Section 8(a) hereof, then, upon such termination, the Deposit shall be applied in accordance with the terms of Section 8(b) hereof.

(b)           Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Closing to occur as promptly as practicable and each of the parties hereto shall use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things required, necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions precedent to Closing set forth in Section 3 hereof), the CDO Documents and the Assumption Agreements.

(c)           From and after the date hereof, except in respect of the Transferred Loans, until the earlier of (i) the Closing Date and (ii) the date on which this Agreement terminates in accordance with Section 8(a), the Sellers shall consult with and obtain the written consent of the Purchaser, not to be unreasonably withheld, prior to (x) taking any material or discretionary action with respect to the investment in or management or servicing of the Collateral Securities in accordance with the CDO Documents and (y) prior to amending, or consenting to any amendment of, any of the CDO Documents, provided, that, in each case, such consultation or consent (or withholding of consent) does not cause the Collateral Manager to be in violation of the Collateral Management Agreement or Indenture; provided further, that, notwithstanding the exception above, the Sellers shall not amend or write down (or cause to be amended or written down) the principal balance of the Transferred Loans without consulting with and obtaining the written consent of the Purchaser, not to be unreasonably withheld.

(d)           Each Seller shall promptly deliver, or cause to be delivered, to the Purchaser any and all material CDO Documents and all material relevant documents relating to the CDO Documents and the Collateral Securities (including the related loan file), in each case, to the extent such items are in the possession of, or accessible by, such Seller.

(e)           From and after the date hereof, unless this Agreement terminates in accordance with Section 8(a), each of the parties hereto agrees to use its commercially reasonable best efforts to cause each of the Purchased Securities to be registered in the name of Purchaser or its designee at the earliest possible date.

(f)           From and after the Closing Date, neither Seller shall take any action or give any notice or direction that would contradict any instructions given to the Trustee regarding the payment of the Collateral Management Fee, the Advancing Agent Fee or any other fees due and payable to the Purchaser.

(g)           Neither Seller or any of their respective affiliates shall take, or permit to be taken, at any time after the date of this Agreement, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, participate in, facilitate, encourage or otherwise seek to procure the early redemption or cancellation of the Securities in any way whether in connection with a refinancing or otherwise.

(h)           From and after the date hereof until the earlier of (i) the Closing Date and (ii) the date on which this Agreement terminates in accordance with Section 8(a), neither Seller shall resign or otherwise vote, consent to or take any other action to terminate or otherwise remove the Collateral Manager or Advancing Agent under the Collateral Management Agreement or Indenture, respectively.

(i)            From and after the Closing Date, neither Seller will vote, consent to or take any other action to terminate or otherwise remove the Purchaser or its designee as Collateral Manager or Advancing Agent under the Collateral Management Agreement or Indenture, respectively.

(j)            From and after the date hereof, unless this Agreement terminates in accordance with Section 8(a), each Seller shall notify the Purchaser as soon as practicable upon such Seller becoming aware of any pending or threatened (in writing) regulatory or other investigation, examination, action, claim, suit or proceeding before or by any court or Governmental Authority or with respect to any communications with the Trustee relating to the Issuer, the Co-Issuer, the Collateral Manager or the Advancing Agent.

(k)           From and after the date hereof, unless this Agreement terminates in accordance with Section 8(a), each Seller shall (i) promptly forward to the Purchaser any and all notices, requests and other communications such Seller receives in connection with or relating to the CDO Documents, this Agreement or the Assumption Agreements, and (ii) notify the Purchaser of any defaults (without giving effect to any applicable grace period or waiver), or any event or condition that with the passage of time or giving of notice (or both) would reasonably be expected to constitute a default, in each case, that such Seller becomes aware of in respect of a Collateral Security or the CDO Documents.

(l)            From and after the date hereof until the earlier of (i) the Closing Date and (ii) the date on which this Agreement terminates in accordance with Section 8(a), the Sellers shall not, and shall not permit any of their affiliates, representatives, agents, lenders, counsel or other advisers to, directly or indirectly, initiate or continue discussions or enter into any agreement or understanding with, or otherwise provide any information to (including, but not limited to, by way of providing access to the Sellers' management) any person other than the Purchaser in furtherance of or to effectuate the purchase and sale of any of the Purchased Securities and/or Assumption Agreement Rights and shall not respond to any inquiry or proposal made to the Sellers or any of their affiliates, representatives, agents, lenders, counsel or other advisers by any person related to such purchase and sale.

(m)           From and after the date hereof, the Responsible Party shall maintain (or cause to be maintained) a demand note from its operating partnership in an amount at least equal to $25,000,000, and shall make a demand for payment under such demand note when and if necessary to satisfy its monetary obligations under Sections 8(b)(iii) and 9(a) hereof.

(n)           Cooperation; Tax Records:  After the Closing Date, the Sellers and the Purchaser shall:

(i)           cooperate fully in preparing for any audits of, or disputes with Tax Authorities relating to the Issuer and in administering this Agreement;

(ii)           make available to the other party as reasonably requested and to any Tax Authority all books and records, documents, financial, operating and accounting data and other information relating to the Issuer;

(iii)           provide timely notice to the other party in writing of any pending or threatened audits or assessments of the Issuer for taxable periods for which the other party may have a liability; and

(iv)           furnish the other party with copies of all correspondence received from any Tax Authority in connection with any Tax audit or information request with respect to any such taxable period.

Except as set forth in this Section 6, the provisions of this Section 6 shall survive the Closing.

7.           Further Assurances.

Each of the Sellers and the Purchaser shall, and shall cause its affiliates to, cooperate with, execute and deliver at the reasonable request of the other party such additional documents, legal opinions, amendments, instruments, notices, consent and acknowledgements as may be reasonably required to give effect to this Agreement and the transactions contemplated in this Agreement, to comply with the CDO Documents, and to manage or otherwise administer the Collateral Securities, and provide whatever documents or other evidence of ownership as may be reasonably requested by the other to confirm ownership of the Purchased Securities and the Assumption Agreement Rights to the Purchaser and its affiliates.  After the Closing, the Sellers and their affiliates shall reasonably cooperate with the Purchaser and any of its affiliates in any suit, action, investigation or proceeding relating to or arising in connection with the CDO Documents, the Collateral Securities or the transactions contemplated by this Agreement.  Any out-of-pocket expenses incurred by the Sellers in fulfilling their respective obligations under this Section 7 shall be paid by the Purchaser.

8.           Termination.

(a)         This Agreement may be terminated at any time prior to the Closing:

(i)            by the mutual written consent of each Seller, the Responsible Party and the Purchaser; or

(ii)           by the Sellers or the Purchaser if, notwithstanding the terminating party's use of commercially reasonable efforts to close, the Closing shall not have occurred within 120 calendar days after the date of this Agreement (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8(a)(ii) shall not be available to any party whose breach of, or failure to fulfill any obligation under, this Agreement shall have been the principal cause of, or shall have resulted in the failure of the Closing to occur on or prior to such date.

(b)           In the event of termination of this Agreement as provided in Section 8(a) hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto; provided, however, that:

(i)            if such termination is a Non-Refundable Termination, then, upon such termination, the Sellers shall be entitled to unconditionally keep and retain, and shall become the sole legal owner of, the Deposit, as liquidated damages in compensation for the Sellers’ (and their affiliates’) costs, fees and expenses of marketing, structuring, documenting and negotiating the transactions contemplated hereby, lost revenues and opportunities and other damages; it being understood and agreed by the parties hereto that the Purchaser and the Sellers have carefully considered the issue of liquidated damages and after negotiation agree that the award of the Deposit as liquidated damages to the Sellers would constitute a reasonable compromise after attempting to estimate what the actual damages would be and assessing the risk of collection;

(ii)           if such termination is a Refundable Termination, then, upon such termination, the Purchaser shall be entitled to the return of the Deposit by the Escrow Agent;

(iii)           if such termination is a Refundable Termination and the Closing fails to occur as a result of:

(1)           a default by the Sellers in the performance of any of their material obligations to be performed prior to the Closing Date (and such default shall continue for five (5) days after notice to the Sellers) or if the Closing fails to occur by reason of the Sellers' failure to perform their obligations hereunder on the Closing Date, except for a failure to satisfy the condition set forth under Section 3(a)(ix) hereof, Purchaser shall receive upon such termination, in addition to the return of the Deposit by the Escrow Agent, an amount equal to $1,000,000 from the Sellers and the Responsible Party (jointly or severally), as liquidated damages in compensation for the Purchaser's (and its affiliates') costs, fees and expenses of structuring, documenting and negotiating the transactions contemplated hereby, lost revenues and opportunities and other damages; it being understood and agreed by the parties hereto that the Purchaser, the Sellers and the Responsible Party have carefully considered the issue of liquidated damages and after negotiation agree that the award of $1,000,000 as liquidated damages to the Purchaser would constitute a reasonable compromise after attempting to estimate what the actual damages would be and assessing the risk of collection; or

(2)           a failure to satisfy the condition set forth under Section 3(a)(ix) hereof, Purchaser shall receive upon such termination, in addition to the return of the Deposit by the Escrow Agent, an amount from the Sellers and the Responsible Party (jointly or severally) equal to the Purchaser's out-of-pocket costs incurred in connection with the transaction contemplated by this Agreement, not to exceed $150,000; it being understood and agreed by the parties hereto that the Purchaser, the Sellers and the Responsible Party have carefully considered the issue of liquidated damages and after negotiation agree that the award of out-of-pocket costs as liquidated damages to the Purchaser would constitute a reasonable compromise after attempting to estimate what the actual damages would be and assessing the risk of collection; and

(iv)           the remedies set forth in this Section 8(b) shall be the sole and exclusive remedies available to the parties in respect of any claim for breach of, or failure to fulfill any obligation under, this Agreement that results in the failure of the Closing under this Section 8 and the parties irrevocably release one another from any and all other liability whatsoever for any breach by such party of the terms and provisions of this Agreement prior to the Closing.

9.           Indemnity.

(a)           From and after the Closing, each of CapLease, LLC, EVA and the Responsible Party (each, a “Seller Indemnifying Party”) shall jointly and severally defend, indemnify and hold harmless the Purchaser, its affiliates and its respective successors and the respective shareholders, officers, directors, employees, members, partners, owners, attorneys, advisors and agents of each such indemnified Person (collectively, the “Purchaser Indemnified Parties”) from and against any and all out-of-pocket losses, liabilities, claims, damages, obligations, penalties, actions, judgments, suits, taxes, fees, costs, fines, or expenses (including the reasonable fees and expenses of legal counsel) of any kind (collectively, the “Losses”) that may be imposed on, paid, suffered or incurred by or asserted against any Purchaser Indemnified Party that, directly or indirectly, arise out of, result from, are based upon or in an way relates to (a) any inaccuracy in or any breach of any representation and warranty made by such Seller Indemnifying Party in this Agreement, the Assumption Agreements on or after the Closing Date or the CDO Documents prior to, on or after the Closing Date; provided, that, the sole remedy for a breach of any representation and warranty in respect of a Collateral Security is set forth in the related Collateral Purchase Agreement; (b) any failure by such Seller Indemnifying Party to duly and timely perform or fulfill any of its covenants or agreements required to be performed by such Seller Indemnifying Party under this Agreement, the Assumption Agreements, the CDO Documents to which it is a party or any Underlying Instruments, prior to, on or after the Closing Date; (c) fraud or intentional misrepresentation by such Seller Indemnifying Party in connection with the execution and the delivery of this Agreement, the Assumption Agreements, or any CDO Document, or any certificate, report, financial statement or other instrument or document furnished by such Seller Indemnifying Party to any Purchaser Indemnified Party prior to, on or after the Closing Date; (d) an involuntary bankruptcy or insolvency proceeding commenced against the Issuer or Co-Issuer in connection with which such Seller Indemnifying Party has colluded in any way with the creditors commencing or filing such proceeding; or (e) any violation of, non-compliance with or liability under any requirement or rule of law, except, in each case, for any Loss due to the gross negligence, bad faith, fraud or willful misconduct of any Purchaser Indemnified Party. To the extent that any Purchaser Indemnified Person obtains recovery from a third party of any of the amounts that any Seller Indemnifying Party has paid to such Purchaser Indemnified Person pursuant to the indemnity set forth in this Section 9, then such Purchaser Indemnified Party shall promptly pay to such Seller Indemnifying Party the amount of such recovery.  No Seller Indemnifying Party shall be liable for indemnification under this Section 9(a) until the aggregate amount of all Losses in respect of indemnification under this Section 9(a) exceeds $100,000, in which event such Seller Indemnifying Party shall be required to pay or be liable for all such losses payable by it under this Section in excess of such amount.  In no event shall the aggregate amount of all Losses payable by the Seller Indemnifying Parties hereunder exceed $10,000,000, except to the extent payable under clause (c) hereof.

 (b)          From and after the Closing, the Purchaser shall defend, indemnify and hold harmless each Seller and its respective affiliates and its respective successors and the respective shareholders, officers, directors, employees, members, partners, owners, attorneys, advisors and agents of each such indemnified Person (collectively, the “Seller Indemnified Parties”) from and against any and all Losses that may be imposed on, paid, suffered or incurred by or asserted against any Seller Indemnified Party that, directly or indirectly, arise out of, result from, are based upon or in an way relate to (a) any inaccuracy in or any breach of any representation and warranty made by the Purchaser in this Agreement or the Assumption Agreements on or after the Closing Date; (b) any failure by the Purchaser to duly and timely perform or fulfill any of its covenants or agreements required to be performed by the Purchaser under this Agreement, the Assumption Agreements or the CDO Documents pursuant to which it has assumed an obligation or duty to perform on behalf of any party thereto or is bound on or after the Closing Date; (c) fraud or intentional misrepresentation by the Purchaser in connection with the execution and the delivery of this Agreement or the Assumption Agreements, or any certificate, report, financial statement or other instrument or document furnished to any Seller Indemnified Party by the Purchaser prior to, on or after the Closing Date; or (d) any violation of, noncompliance with or liability under any requirement or rule of law, except, in each case, for any Loss due to the gross negligence, bad faith, fraud or willful misconduct of any Seller Indemnified Party. To the extent that any Seller Indemnified Person obtains recovery from a third party of any of the amounts that the Purchaser has paid to such Seller Indemnified Person pursuant to the indemnity set forth in this Section 9, then such Seller Indemnified Party shall promptly pay to the Purchaser or its designee the amount of such recovery.  The Purchaser shall not be liable for indemnification under this Section 9(b) until the aggregate amount of all Losses in respect of indemnification under this Section 9(b) exceeds $100,000, in which event the Purchaser shall be required to pay or be liable for all such losses payable by it under this Section in excess of such amount.  In no event shall the aggregate amount of all Losses payable by the Purchaser hereunder exceed $10,000,000, except to the extent payable under clause (c) hereof.

(c)           The remedies set forth in this Section 9 shall be the sole and exclusive remedies available to the parties in respect of any claim for Losses for acts or omissions occurring after the Closing Date and the parties irrevocably release one another from any and all other liability whatsoever for any such Losses not authorized under this Section 9.

10.           Confidentiality.

The Sellers and the Purchaser acknowledge that the Confidentiality Letter is hereby superseded by and merged into the provisions of this Section, and this Section constitutes the confidentiality agreement of the parties hereto.  The Sellers and the Purchaser acknowledge that the information provided or to be provided to them in connection with the transactions contemplated hereby or by the Assumption Agreements is confidential and shall not be disclosed to any other party.  Notwithstanding anything to the contrary contained herein or in any Assumption Agreement, the parties and their respective affiliates shall be entitled to disclose any and all terms of this Agreement or the Assumption Agreements to their respective directors, employees, representatives, agents, lenders, counsel or other advisers, or if such party or its affiliates, in their sole discretion, deem it necessary or appropriate under the rules and regulations of the Securities and Exchange Commission and/or the New York Stock Exchange or under any other law, rule or regulation applicable to it.  Each party agrees not to publicly disclose any information relating to the terms of this Agreement or the Assumption Agreements except to the extent it determines, after consultation with counsel, that such disclosure is (i) required under any law, rule or regulation applicable to it and (ii) deemed necessary by a Seller or the Purchaser to facilitate or execute any transaction contemplated by this Agreement or any Assumption Agreement.  Notwithstanding the foregoing, without in any way limiting the above permitted disclosures, each party hereto agrees that each party hereto may disclose a description of transactions arising under this Agreement (x) in connection with the filing on Form 8-K or any other filing deemed necessary by such party, after consultation with counsel, to be made by such party by the Securities and Exchange Commission, (y) pursuant to a press release that conforms to the Form 8-K referenced in clause (x) of this sentence and (z) to the Trustee and the Escrow Agent in order to consummate the transactions contemplated under this Agreement.  This Section 10 shall survive any termination of this Agreement.

11.           Termination of Certain Representations.

The representations and warranties of any party set forth in this Agreement shall remain in full force and effect for a period of thirteen (13) months after the Closing Date, at which time such representations and warranties shall terminate and no longer be of any force or effect and no action or claim based thereon may be commenced after that period unless the factual basis of the claim was first identified with reasonable clarity in a written notice delivered to the Sellers, the Responsible Party or the Purchaser, as applicable, not later than thirteen (13) months following the Closing Date.

12.           Limitation On Damages.

Notwithstanding anything to the contrary contained herein, in no event shall any Seller, the Responsible Party or the Purchaser or any of their respective affiliates be liable for any punitive, special or consequential damages arising in connection with the execution and delivery of this Agreement or the transactions contemplated herein.

13.           Amendments.

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by the Sellers, the Responsible Party and the Purchaser.  Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

14.           Notices.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser at 399 Park Avenue, New York, New York 10022; Attention:  General Counsel or such other address as the Purchaser shall designate for such purpose in a notice to the Sellers; if sent to the Sellers or the Responsible Party, 1065 Avenue of the Americas, New York, New York 10018, Attention:  General Counsel, or such other address as the Sellers or the Responsible Party shall designate for such purpose in a notice to the Purchaser.

15.           Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Purchaser or the Sellers may be assigned, whether by operation of law or otherwise, without the written consent of all of the parties to this Agreement.

16.           Delegation.

The Purchaser may delegate to its affiliates and any investment funds managed by the Purchaser or any affiliate of the Purchaser any rights, benefits or obligations under this Agreement; provided, however, that the Purchaser shall not be relieved of any of its duties and liabilities hereunder as a result of such delegation.

17.           Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

18.           Submission to Jurisdiction.

ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT OR ANY ASSUMPTION AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ASSUMPTION AGREEMENT.

19.           Counterparts.

This Agreement may be executed by the parties in multiple counterparts which may be delivered by facsimile or email (via PDF document) transmission.  Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

20.           Expenses.

Subject to Section 8(b)(iii)(2) hereof, all costs, fees and expenses, including fees and disbursements of counsel, financial advisors and accountants incurred in connection with this Agreement, the Assumption Agreements and the transactions contemplated hereby and thereby, including without limitation, fees of Rating Agencies and special tax counsel, shall be paid by the Purchaser, whether or not the Closing shall have occurred; provided, that, each of the Sellers and the Responsible Party shall be responsible for fees and disbursements of their own counsel incurred in connection with the negotiation and preparation of this Agreement, the Assumption Agreements and the other documents contemplated hereby and thereby.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

CAPLEASE INVESTMENT MANAGEMENT,
LLC, as a Seller

By:	/s/ Paul H. McDowell
Name: Paul H. McDowell
Title: Chief Executive Officer

EVA LLC, as a Seller

By:	/s/ Shawn P. Seale
Name: Shawn P. Seale
Title: Senior Vice President

NRF CAP, LLC, as Purchaser

By:	/s/ Albert Tylis
Name: Albert Tylis
Title: Co-President & Chief Operating Officer

CAPLEASE CREDIT LLC, as Responsible Party

By:	/s/ William R. Pollert
Name: William Pollert
Title: President

ANNEX A

DEFINITIONS

“Accrual End Date” means the date that is the later of (i) 30 calendar days after the date of the Agreement and (ii) the date on which all of the conditions set forth under clauses (ii)(1), (iii)(1) and (iv) through (viii) of Section 3(a) of the Agreement have been satisfied.

“Accrued Interest” means an amount equal to (i) any and all interest (other than default interest) accrued or collected on the Collateral Securities from July 30, 2011 through and including the Accrual End Date, less (ii) the sum of any and all interest on the Class A Notes and Class B Notes, swap payments, management and other fees and expenses of the Issuer accrued from July 30, 2011 through the Accrual End Date.

“Advancing Agent” has the meaning ascribed to such term in the Indenture.

“Advancing Agent Fees” has the meaning ascribed to such term in the Indenture.

“Advancing Agent Rights” means the rights and obligations of CapLease, LLC, as Advancing Agent, as set forth in to the Indenture, which are to be assigned to, and assumed by, the Purchaser or its designee pursuant to the terms and conditions of the Advancing Agent Resignation and Appointment Agreement.

“Assumption Agreement Rights” means the Advancing Agent Rights and the Collateral Manager Rights.

“Assumption Agreements” means the Advancing Agent Resignation and Appointment Agreement and the Collateral Manager Assignment and Assumption Agreement.

“Auction Agent” has the meaning ascribed to such term in the Indenture.

“Benefit Plan Investor” has the meaning ascribed to such term in the Paying and Transfer Agency Agreement.

“Business Day” means any day other than (i) a Saturday or Sunday and (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York.

“CDO Documents” means the Indenture, the Collateral Management Agreement, the Servicing Agreement, the Paying and Transfer Agency Agreement, the Notes, share certificates relating to the Issuer Share Capital, the Issuer's Charter, Resolutions, the Co-Issuer Stock, the Co-Issuer Charter Documents and all other Transaction Documents or agreements, documents or instruments contemplated by the foregoing.  For the avoidance of doubt, “CDO Documents” shall not include the Collateral Securities and the documentation governing the Collateral Securities.

“Class A Notes” means the Class A Senior Secured Fixed Rate Term Notes, due 2040, issued by the Issuer and the Co-Issuer pursuant to the Indenture.

“Class B Notes” means the Class B Second Priority Fixed Rate Term Notes, due 2040, issued by the Issuer and the Co-Issuer pursuant to the Indenture.

“Class C Notes” means the Class C Third Priority Fixed Rate Term Notes, due 2040, issued by the Issuer and the Co-Issuer pursuant to the Indenture.

“Class D Notes” means the Class D Fourth Priority Fixed Rate Term Notes, due 2040, issued by the Issuer and the Co-Issuer pursuant to the Indenture.

“Class E Notes” means the Class E Fifth Priority Fixed Rate Term Notes, due 2040, issued by the Issuer and the Co-Issuer pursuant to the Indenture.

“Closing” means the consummation of the sale of the Assumption Agreement Rights and the Purchased Securities in accordance with the terms and conditions of this Agreement.

“Closing Date” means the date on which the Closing is to occur, as set forth in a notice given to the Sellers by the Purchaser, which date shall be a Business Day that is not less than one (1) Business Days after the date of such notice and not later than the Termination Date, or any such other earlier or later date as may be mutually agreed to among the Sellers and the Purchaser.

“Code” means the United States Internal Revenue Code, as amended.

“Co-Issuer Charter Documents” means the Organizational Documents of the Co-Issuer (as amended from time to time).

“Collateral Management Fees” has the meaning ascribed to such term in the Indenture.

“Collateral Manager” has the meaning ascribed to such term in the Collateral Management Agreement.

“Collateral Manager Rights” means the rights and obligations of CapLease, LLC, as Collateral Manager, as set forth in to the Collateral Management Agreement, and as Auction Agent, as set forth in the Indenture and the Collateral Management Agreement, in each case, which are to be assigned to, and assumed by, the Purchaser or its designee pursuant to the terms and conditions of the Collateral Manager Assignment and Assumption Agreement.

“Collateral Purchase Agreements” means, the "Collateral Purchase Agreement" as such term is defined in the Indenture and any other purchase agreement pursuant to which the Issuer acquired a Collateral Security.

“Collateral Security” has the meaning ascribed to such term in the Indenture.

“Confidentiality Letter” means that certain email message, dated July 23, 2011, sent by Paul Hughes on behalf of the Sellers and its affiliates to Ron Lieberman on behalf of the Purchaser and its affiliates.

“Governmental Authority” means any United States federal, state or local or any foreign, governmental authority, agency or commission or any court or competent jurisdiction.

“Governmental Order” means, with respect to any Person, any binding order of any Governmental Authority applicable to such Person.

“Hedge Counterparty” has the meaning ascribed to such term in the Indenture.

“Holders” has the meaning ascribed to such term in the Indenture.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Knowledge” means, with respect to any Seller, the actual knowledge of the individuals listed on Exhibit A.

“Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

“Lien” means any security interest, pledge, mortgage, lien, charge, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, claim, restriction, covenant, easement, right of way, title defect, adverse claim of ownership or use, or other encumbrance of any kind, other than any obligation to accept returns of inventory in the ordinary course of business.

“Majority” has the meaning ascribed to such term in the Indenture.

“Material Adverse Effect” means with respect to each Seller, any material adverse effect on the ability of such Seller to consummate the sale of any of the Purchased Securities or, to the extent applicable, assign, or cause to be assigned, the Assumption Agreement Rights, as contemplated under this Agreement or the Assumption Agreements, but excluding any such effect caused by, resulting from or arising as a result of any fact, circumstance or condition that results from the execution of this Agreement or the Assumption Agreements, the announcement of this Agreement or the Assumption Agreements, the consummation of the transactions contemplated hereunder or under any of the Assumption Agreements.

“Non-Refundable Termination” means the termination of this Agreement upon a default by the Purchaser in the performance of any of its material obligations to be performed prior to the Closing Date (and such default shall continue for five (5) days after notice to the Purchaser) or if the Closing fails to occur by reason of Purchaser’s failure to perform its obligations hereunder on the Closing Date.

“Notes” means collectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Notes Valuation Report” has the meaning ascribed to such term in the Indenture.

“Organizational Documents” means the charter documents, articles of incorporation and bylaws or certificate of formation, operating agreement, partnership agreement or other organizational documents, as applicable, of an entity.

“Payment Date” has the meaning ascribed to such term in the Indenture.

“Permitted Liens” means any Lien with respect to the Purchased Securities in the nature of a transfer restriction expressly created pursuant to the CDO Documents.

“Person” means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof or any other entity.

“Rating Agencies” has the meaning ascribed to such term in the Indenture.

“Rating Agency Condition” has the meaning ascribed to such term in the Indenture.

“Refundable Termination” means the termination of this Agreement for any reason other than a Non-Refundable Termination.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code or any successor provision.

“Securities” means collectively, the Notes and the Preferred Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Authority” shall mean any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax” shall mean any charges, fees, levies, imposts, duties or other assessments of a similar nature, imposed or required to be withheld by any Tax Authority including any interest, additions to tax or penalties applicable thereto.

“Tax Return” shall mean any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended Tax return, claim for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, relating to any Tax.

“Transaction Documents” has the meaning ascribed to such term in the Indenture.

“Transferred Loans” means, collectively, (i) Participation A in the loan in the original principal amount of $48,259,172.25 evidenced by that certain Amended and Restated Mortgage Note effective as of September 24, 2004 and secured by, among other things, a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of September 24, 2004 securing that real property located at 2100-2160 North Elston Avenue, Chicago, Illinois and leased to Kohl’s Department Stores, Inc., (ii) the loan in the original principal amount of $18,521,593.70 evidenced by that certain Second Amended and Restated Mortgage Note (A) effective as of August 4, 2004 and that certain Mortgage Note (B) dated as of May 9, 2005 and secured by, among other things, a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of August 4, 2004, as amended securing that real property located at 2100 North Elston Avenue, Chicago, Illinois and leased to Best Buy Stores, L.P. and (iii) the loan in the original principal amount of $4,476,058.00 evidenced by that certain Mortgage Note dated as of September 14, 2005 and secured by, among other things, a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of September 14, 2005 securing that real property located at 2100-2160 North Elston Avenue, Chicago, Illinois and leased to Harris Bank N.A.

The following terms shall have the meanings defined for such terms in the corresponding Sections set forth below:

Advancing Agent	Recitals
Advancing Agent Resignation and Appointment Agreement	Section 3(a)(vii)(3)
Agreement	Preamble
CapLease, LLC	Preamble
Code	Section 4(r)(ii)
Co-Issuer	Recitals
Co-Issuer Stock	Recitals
Collateral Management Agreement	Recitals

Collateral Manager Assignment and Assumption Agreement	Section 3(a)(vii)(1)
Deposit	Section 6(a)
Escrow Agent	Recitals
Investor LLC	Recitals
Issuer	Recitals
Issuer's Charter	Recitals
Issuer Share Capital	Recitals
Losses	Section 9(a)
Ordinary Shares	Recitals
Paying and Transfer Agency Agreement	Recitals
Preferred Shares	Recitals
Purchase Price	Section 2(a)
Purchased Notes	Recitals
Purchased Securities	Recitals
Purchaser	Preamble
Purchaser Indemnified Party	Section 9(a)
Resolutions	Recitals
Responsible Party	Preamble
Seller Indemnified Party	Section 9(b)
Seller Indemnifying Party	Section 9(a)
Sellers	Preamble
Servicing Agreement	Recitals
Termination Date	Section 8(a)(ii)
Trustee	Recitals
Trustee Direction Letter	Section 2(c)
U.S. Bank	Recitals

EXHIBIT A

KNOWLEDGE GROUP

The actual knowledge of only the individuals set forth below shall be considered in connection with the definition of Knowledge pursuant to the related Agreement:

Shawn Seale

Ted Swasey

Paul Hughes

EXHIBIT B

FORM OF COLLATERAL MANAGER ASSIGNMENT AND ASSUMPTION AGREEMENT

(attached)

EXHIBIT C

FORM OF ADVANCING AGENT RESIGNATION AND APPOINTMENT AGREEMENT

(attached)

EXHIBIT D-1

FORM OF TRANSFEREE CERTIFICATE FOR PREFERRED SHARES

(attached)

EXHIBIT D-2

FORM OF SHARE TRANSFER FOR ORDINARY SHARES

SHARE TRANSFER

EVA LLC (the "Transferor"), for value received, does hereby transfer to __________ (the "Transferee"), the 250 Ordinary Shares of US$1.00 par value each standing in the Transferor’s name in the undertaking called CapLease CDO 2005-1, Ltd. (an exempted company incorporated in the Cayman Islands), to hold the same unto the Transferee.

Signed by the Transferor
 _____________________

Dated this ____ day of _________ 2011

EXHIBIT D-3

FORM OF STOCK POWER FOR CO-ISSUER STOCK

STOCK POWER

FOR VALUE RECEIVED, EVA LLC hereby sells, assigns and transfers unto ________________________________, ____ shares of common stock of CapLease CDO 2005-1 Corp., (the “Corporation”), represented by Certificate No.__ herewith, and does hereby irrevocably constitute and appoint ________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

CAPLEASE CDO 2005-1 CORP.

By:
Name:
Title:

EXHIBIT E-1

FORM OF COLLATERAL MANAGER POWER OF ATTORNEY

CapLease Investment Management, LLC, a Delaware limited liability company (“CapLease, LLC”), in its capacity as Collateral Manager under the Collateral Management Agreement hereby agrees, in furtherance of the assignment and assumption pursuant to that certain Collateral Manager Assignment and Assumption Agreement (the “Assignment Agreement”), dated as of _____, 2011, by and among CapLease, LLC and _____ and hereby appoints _____ and its officers, and any successor of it or them with full power of substitution, as CapLease LLC’s true and lawful representative and attorney-in-fact, and agent of CapLease, LLC, in its capacity as Collateral Manager, including without limitation the right to execute (under hand, under seal or as a deed) and deliver on behalf of CapLease, LLC any agreements, instruments, orders, notices, directions or other documents or agreements in connection with or pursuant to the Assignment Agreement, the Collateral Management Agreement, the Servicing Agreement or the Indenture, as applicable.  Capitalized terms used and not defined herein shall have the respective meanings given them in the Assignment Agreement or incorporated by reference therein.

It is further understood that _____ may deliver to third parties a copy of this document as evidence of the authority of _____ to act as agent and attorney-in-fact for and on behalf of CapLease, LLC to the extent such power is granted hereunder.

This power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of CapLease, LLC.

IN WITNESS WHEREOF, this power of attorney has been executed this ___ day of __________________, 2011.

NATURAL PERSON:	ENTITY:

(Print Name of Individual)	(Print Name of Entity)

By:	By:
(Signature)	(Signature)

Print Name:
Title:
By:
(Signature)
Print Name:
Title:

EXHIBIT E-2

FORM OF ISSUER POWER OF ATTORNEY

Reference is made to the Collateral Management Agreement, dated as of March, 2010, by and between CapLease CDO 2005-1, Ltd. (the “Issuer”), and CapLease Investment Management, LLC (the “Collateral Manager”) (the “Collateral Management Agreement”).  Capitalized terms used and not defined herein shall have the respective meanings given them in the Collateral Management Agreement.

The Issuer hereby grants to _____ a revocable power of attorney and the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto.  Capitalized terms used and not defined herein shall have the respective meanings given them in the Collateral Management Agreement or incorporated by reference therein.

It is further understood that _____ may deliver to third parties a copy of this document as evidence of the authority of _____ to act as agent and attorney-in-fact for and on behalf of the Issuer.

IN WITNESS WHEREOF, this power of attorney has been executed this ___ day of __________________, 2011.

NATURAL PERSON:	ENTITY:

(Print Name of Individual)	(Print Name of Entity)

By:	By:
(Signature)	(Signature)

Print Name:
Title:
By:
(Signature)
Print Name:
Title: